[DAVIS MONK & COMPANY LETTERHEAD]

                                                     December 26, 1997

Mr. C.E. "Rick" Strattan
Cyclodextrin Technologies Development, Inc.
3713 S.W. 42 Avenue, Suite 3
Gainesville, Florida 32608-6518

Dear Mr. Strattan:

We have reviewed the form 8-K provided to us on December 23, 1997 and agree with the information contained therein.


                                       /S/ Davis, Monk & Company
                                       DAVIS, MONK & COMPANY
                                    CERTIFIED PUBLIC ACCOUNTANTS
                                       & BUSINESS CONSULTANTS

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